Exhibit 10.1

        DEFAULT WAIVER AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This DEFAULT WAIVER AND FIRST AMENDMENT to Loan and Security Agreement (this "Amendment") is entered into this 6dt day of March, 2006, by and among
 Silicon Valley Bank \Bank} and Zynex Medical Holdings, Inc., a Nevada corporation, and Zynex Medical, Inc., a Colorado corporation (jointly and severally, "Borrower") whose address is 8100 Southpark Way, Suite A-9, Littleton, Colorado 80120.

                                    RECITALS

     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 29, 2005 (as the same may from time to time be amended, modified, supplemented or restated, the "Loan Agreement"). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

     B. Borrower is currently in default of the Loan Agreement for failing to comply with the Debt Service Coverage covenant set forth in Section 6.7(i) of the Loan Agreement for the period ended December 31, 2005 (the "Existing Default").

     C. Borrower has requested that Bank waive its rights and remedies against Borrower, limited specifically to the Existing Default. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Borrower related to the specific Existing Default on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment.

     D. Borrower bas further requested that Bank amend the Loan Agreement to make an additional term loan available to Borrower Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

                                    AGREEMENT

     Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

     2. Waiver of Covenant Default.

     Bank hereby waives Borrower s Existing Default. Bank's waiver of Borrower 's compliance of this covenant shall apply only to the foregoing period.


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Accordingly, as of period ended January 31, 2006, Borrower shall be in compliance with this covenant, as amended herein.

     Bank's agreement to waive the above-described default (l) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

     3. Amendments to Loan Agreement.

     3.1 Section 2.1.2 (Term Loan 2). The following Section 2.1.2 is hereby incorporated into the Loan Agreement: 3. Bank will make a Term Loan 2 available to Borrower to be advanced on or prior to March 15, 2006. Borrower will pay 36 equal installments of principal and interest (the "Term Loan 2 Payment"). Each Term Loan 2 Payment is payable on the 1st of each month, beginning April, 1,2006, during the term of the loan. Borrower's final Term Loan 2 Payment, due on March 1,2009, includes all outstanding Term Loan 2 principal and accrued interest.

     Bank's obligation to lend the undisbursed portion of the Obligations will terminate it: in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

     3.2 Section 2.2 (Interest Rate, Payments). The first sentence in paragraph "(a)" of Section 2.2 is hereby amended to read as follows:

     The Term Loan accrues interest at a per annum rate equal to the Basic Rate and the Term Loan 2 accrues interest at a per annum rate equal to the Basic 2 Rate.

     3.3 Section 13 (Definitions). The following terms and their respective definitions are hereby incorporated into Section 13.1:

     "Basic 2 Rate" is, as of the date in which the Term Loan 2 is advanced, the per annum rate of interest equal to the sum of (a) the U.S. Treasury note yield to maturity for a term of36 months as quoted in The Wall Street Journal on such date, plus (b) 375 basis points.

     "Term Loan 2" is a Loan of up to $240,000.

     "Term Loan 2 Maturity Date" is March 1,2009.

     4. Limitation of Amendments.

     4.1 The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

     4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

     5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Default has occurred and is continuing;

     5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment; .

     5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

     5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

     5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower; .

     5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or


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validation of, or filing. recording or registration with, or exemption by any governmental or public body or authority. or subdivision thereof, binding on either Borrower. except as already has been obtained or made; and

     5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower. enforceable against Borrower in accordance with its terms. except as such enforceability may be limited by bankruptcy. insolvency. reorganization. liquidation. moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

     6. Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents. the terms of this Amendment shall be controlling. but such document shall not otherwise be affected or the rights therein impaired.

     7. Release by Borrower.


     7.1 FOR GOOD AND VALUABLE CONSIDERATION. Borrower hereby forever relieves. releases. and discharges Bank and its present or former employees. officers. directors, agents. representatives, attorneys. and each of them. from any and all claims. debts. liabilities. demands, obligations. promises. acts. agreements. costs and expenses. actions and causes of action, of every type. kind, nature, description or character whatsoever. whether known or unknown. suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts. circumstances. issues. controversies or claims existing or arising nom the beginning of time through and including the date of execution of this Amendment (collectively "Released Claims"). Without limiting the foregoing. the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents. the Recitals hereto. any instruments. agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration. servicing and/or enforcement of any of the foregoing.

     7.2 Intentionally Omitted.


     7.3 By entering into this release. Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true. but that it is the intention of Borrower hereby to fully. finally and forever settle and release all matters. disputes and differences, known or unknown, suspected or unsuspected; accordingly. if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue. or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof. regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party's rights or asserted rights.

     7.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank's expectation that such release is valid and enforceable in all events.

     7.5 Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

          (a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

          (b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary .

          (c) The terms of this Amendment are contractual and not a mere recital.

          (d) This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

          (e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

     8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower's payment of an amendment fee in an amount equal to $2,500, and (c) Bank's receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule I, duly executed and delivered by each Guarantor.

     10. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.




BANK                                     BORROWER


Silicon Valley Bank                     Zynex Medical, Inc.


By:                                     By:

Name:                                   Name:

Title:                                  Title:



                                        Zynex Medical Holdings, Inc.




                                        By:

                                        Name:

                                        Title: